SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director

The Board of Directors of CNB Financial Corporation and County National Bank announce the retirement of Board Director, James P. Moore, effective December 8, 2005, following over 24 years as a director of the Corporation and the Bank.

(a) Financial Statements: None

(b) Exhibits:

Exhibit 99	News Release announcing James P. Moore’s Retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: December 8, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing James P. Moore’s retirement

Exhibit 99

News Release

Contact:	Leanne Kassab
Marketing Department
814-765-9621

FOR IMMEDIATE RELEASE

JAMES P. MOORE TO RETIRE FROM CNB FINANCIAL CORPORATION BOARD OF DIRECTORS

CLEARFIELD, PENNSYLVANIA – December 8, 2005

The Board of Directors of CNB Financial Corporation and County National Bank announce the retirement of Board Director, James P. Moore, effective December 8, 2005, following over 24 years as a director of the Corporation and the Bank.

In 1982, as President and CEO of County National Bank, Mr. Moore was elected to serve on the Board of Directors for the Bank and in 1984 became a director of the Corporation upon its formation. In this capacity, he provided insight, leadership and guidance founded over his 54 years with County National Bank.

Mr. Moore and his wife, Audrey, met at County National Bank and have been married for 50 years; they have three children and six grandchildren. Their children are Janice Moore Boyer and Robert J. Moore, who both reside in Clearfield; and Laura M. Roth, who resides in Larchmont, New York.

Acknowledging Mr. Moore’s service, William R. Owens, Chairman of the Board, stated, “Jim has been and always will be an important part of CNB. As a leader throughout its development into a regional independent community bank serving over 52,000 customers through 20 full-service offices and two loan production offices – to many of us, Jim is CNB, and he will be greatly missed by the staff and fellow board members.”

County National Bank’s website is www.bankcnb.com.